UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 6, 2012 (February 29, 2012)

THE PROGRESSIVE CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-9518	34-0963169
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Wilson Mills Road, Mayfield Village, Ohio		44143
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 440-461-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 29, 2012, the Compensation Committee of the Board of Directors approved the 2012 Progressive Capital Management Bonus Plan (the “2012 Plan”), a copy of which is attached hereto as Exhibit 10.1. Under the 2012 Plan, our investment professionals, including William Cody, our Chief Investment Officer, can earn an annual cash bonus based on their performance, as determined by the Committee. First, the performance of our fixed-income portfolio over one-year (2012) and three-year (2010-2012) periods will be compared with the performance of an investment benchmark comprised of similar investment firms to generate an indicated performance score for the year. The Committee then may consider such other information, and/or may consult with others (directors, outside experts, management, etc.), as the Committee deems advisable relating to the performance of our fixed-income portfolio for the year. Based on this information, the Committee will determine a performance factor of between 0.0 and 2.0 for the year. This performance factor will then be multiplied by the participant’s target bonus amount (the product of the participant’s paid eligible earnings times the participant’s target percentage) to calculate the participant’s cash bonus under the Plan for the year.

Also on February 29, 2012, the Committee determined Mr. Cody’s bonus relating to the performance of our fixed-income portfolio for 2011. Using the same methodology as outlined above for the 2012 Plan, an indicated performance score of .92 was calculated based on comparisons of our performance with an investment benchmark of 190 similar investment firms. The Committee reviewed this calculation, our underlying performance and the relative ranking of our results against the results of the investment benchmark group for the relevant one- and three-year periods, and made such additional inquiries and consultations as they deemed appropriate regarding our investment performance for the year. Based on this information, the Committee determined that a performance factor of .92 would be used to determine Mr. Cody’s investment-related bonus for the year, using the same calculation described above under the 2012 Plan.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

See exhibit index on page 4.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2012

THE PROGRESSIVE CORPORATION

By:	/s/ Jeffrey W. Basch
Name:	Jeffrey W. Basch
Title:	Vice President and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit No. Under Reg. S-K Item 601	Form 8-K Exhibit No.	Description
10	10.1	2012 Progressive Capital Management Bonus Plan